March 15, 1994




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attention:  Office of Reports and
            Information Services

      RE:  Preliminary Proxy Statement
           of Jacor Communications, Inc.

Dear Filing Officer:

Under cover of this letter, the following preliminary proxy statement of Jacor Communications, Inc. (the "Company") is being filed with the Commission via EDGAR pursuant to Rule 101(a)(1)(iii) of Regulation S-T. The preliminary proxy statement relates to the Annual Meeting of the Company's Stockholders scheduled for May 18, 1994. The Company desires to send its definitive proxy materials to its stockholders no later than April 20, 1994. Accordingly, if the Staff has any comments on the following materials, we will greatly appreciate your so informing the undersigned as soon as possible by telephone at
(513) 629-2828.

The required filing fee of $125 has been paid by the Company in accordance with the procedures set forth in Instructions for Filing Fees - Rule 3a of the Commission's Informal and Other
Procedures.

Thank you for your cooperation and assistance in this matter.

                                    Sincerely yours,

                                    GRAYDON, HEAD & RITCHEY



                                    Richard G. Schmalzl

ENCLOSURE
c: Jon M. Berry (w/enc)

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant

     Check the appropriate box:

 X   Preliminary Proxy Statement
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

               (Name of Registrant as Specified in its Charter)

                          JACOR COMMUNICATIONS, INC.

     Payment of Filing Fee (Check the appropriate box):

 X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).

     $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(a):
    (4)     Proposed maximum aggregate value of transaction:

           (a) Set forth the amount on which the filing fee is calculated and state how is was determined.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                         JACOR COMMUNICATIONS, INC.
                                1300 PNC Center
                             201 East Fifth Street
                            Cincinnati, Ohio  45202




                                                      April 20, 1994





Dear Shareholder:

      You are cordially invited to attend the 1994 Annual Meeting of Shareholders to be held on Wednesday, May 18, 1994 at 10:30 a.m., local time, in the Taft I Room of the Westin Hotel, at Fountain Square, Cincinnati, Ohio.

      The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the proposals to be considered and acted upon at the Annual Meeting. Also at the Annual Meeting, we will report on the operations of the Company during the year ended December 31, 1993.

      It is important for you to exercise your voting rights as a Shareholder regardless of the number of shares you own.

      Please complete, sign, date and promptly return the Proxy in the enclosed postage prepaid envelope. Please do so whether or not you expect to attend the Annual Meeting and wish to vote in person.

      We look forward to receipt of your Proxy and to your attendance at the Annual Meeting.

                                          Sincerely,



                                          David M. Schulte
                                          Chairman of the Board

                         JACOR COMMUNICATIONS, INC.
                                1300 PNC Center
                             201 East Fifth Street
                            Cincinnati, Ohio  45202

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 1994

      NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Jacor Communications, Inc. (the "Company") will be held on Wednesday, May 18, 1994 at 10:30 a.m., local time, in the Taft I Room of the Westin Hotel, at Fountain Square,
Cincinnati, Ohio, for the purposes of considering and acting on the following proposals:

      1. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 40,000,000 to 100,000,000.

      2.    To amend the Company's Amended and Restated Code of
            Regulations to increase the maximum allowable number of Directors of the Company from nine (9) to fifteen (15).

      3. To elect eight (8) Directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Holders of record of the Company's Common Stock at the close of business on April 15, 1994 are entitled to notice of and to vote at the Annual Meeting.

      Enclosed herewith is a Proxy Statement, Proxy and Annual Report for the year ended December 31, 1993. You are urged to sign, date and return the enclosed Proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States.
                                 By Order of the Board of Directors.



                                 R. Christopher Weber
Cincinnati, Ohio                 Senior Vice President,
April 20, 1994                   Chief Financial Officer and Secretary

      Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy in the accompanying envelope. You may revoke your Proxy in writing or at the Annual Meeting if you wish to vote in person.

                          JACOR COMMUNICATIONS, INC.
                                1300 PNC Center
                             201 East Fifth Street
                            Cincinnati, Ohio  45202


                                PROXY STATEMENT
           Annual Meeting of Shareholders to be held on May 18, 1994


      The Board of Directors of Jacor Communications, Inc. (the "Company") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders to be held on May 18, 1994 and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy are first being mailed to Shareholders on or about April 20, 1994. The record date for purposes of determining those Shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as April 15, 1994 (the "Record Date").

      As of April 15, 1994, there were outstanding 19,566,860 shares of the Company's Common Stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting; provided, however, that with respect to the election of directors, each Shareholder may be entitled to cumulate his votes in the manner described below under "Election of Directors." A majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum.

      All properly executed proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as designated at the Annual Meeting, and those not designated will be voted FOR each proposal set forth herein, FOR the director nominees named herein and, in the proxy holders' best judgment, on any other matter that may properly come before the Annual Meeting. Any Shareholder giving the enclosed Proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or a duly executed proxy bearing a later date.

      The expense of this solicitation, which will include the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

      The Company's Annual Report for the year ended December 31,
1993, including financial statements, is mailed with this Proxy
Statement.

                               PROPOSAL NO. 1

                AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                     TO INCREASE THE AUTHORIZED NUMBER OF
                            SHARES OF COMMON STOCK





      The Board of Directors is proposing an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 100,000,000 shares. All rights, privileges and other features of the Company's Common Stock will continue as currently set forth in the Articles of Incorporation.

      The Board of Directors believes that increasing the number of authorized shares of the Company's Common Stock will provide the Company with additional flexibility for future growth. By increasing the number of authorized shares of Common Stock, the Company will then have sufficient shares available for future stock offerings, dividends and acquisitions in the event the Company should determine that any such transactions are in the Company's best interests. The Board of Directors is not presently contemplating any such actions in which additional shares of the Company's Common Stock would be issued and there can be no assurances that any such actions will be taken in the future.

      The Board of Directors believes that it is prudent to increase the number of authorized shares of the Company's Common Stock at this time in order to enhance the Company's ability to move expeditiously when appropriate circumstances arise. The Company could be delayed in making strategic stock offerings or acquisitions if such a transaction was dependent upon first increasing the number of shares of the Company's Common Stock. Such delay could result in less favorable terms to the Company or could even prevent the transaction from proceeding entirely. If Proposal No. 1 is adopted, this risk will be minimized because the authorized shares of Common Stock will be in place in advance of any negotiations or consideration of potential transactions in which it may be desirable to issue Common Stock. As of April 15, 1994, 19,566,860 shares or the Company's Common Stock are outstanding, 3,334,266 shares are reserved for issuance upon the exercise of warrants and options and 17,098,874 shares are unissued and not reserved for issuance.

      Increasing the number of authorized shares of the Company's Common Stock to 100,000,000 will have no immediate effect on the Company's existing shareholders. The Board of Directors does not believe that this action will have, nor is it intended to have, an anti-takeover effect on the Company. If additional shares of Common Stock are subsequently issued and become outstanding, such issuance may have a dilutive effect on the Company's then existing shareholders. Shareholder approval of such issuances would not be required by applicable law or by the Company's Articles of Incorporation, nor is it anticipated that the Company would seek shareholder approval. However, the Board of Directors believes that additional issuances of Common Stock would only be made if in the best interests of all the Company's shareholders.

      Accordingly, the resolution attached to this Proxy Statement as Annex I to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 will be submitted to the Company's shareholders for approval at the Annual Meeting. Ohio law requires the affirmative vote of two thirds of the outstanding shares of the Company's Common Stock. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR Proposal No. 1 and the adoption of such resolution. Abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 1.

      The Board of Directors has approved this proposed amendment to the Company's Articles of Incorporation and recommends that the Company's shareholders vote FOR Proposal No. 1.

                                PROPOSAL NO. 2

                          AMENDMENT TO THE COMPANY'S
                   AMENDED AND RESTATED CODE OR REGULATIONS
                  TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS




      The Board of Directors is proposing an amendment to Article II, Section 1 of the Company's Amended and Restated Code of Regulations ("Code of Regulations") to increase the maximum allowable number of Directors from nine (9) to fifteen (15). The minimum number of Directors shall remain at five (5) and the number of Directors that shall serve on the Board shall continue to be established from time to time by a majority of the Directors in office at the time. The Board of Directors has currently established the number of Directors to serve on the Board at eight (8).

      The Company believes that increasing the maximum number of directors will enhance the Board's ability to better serve the Company and its shareholders. In the past year, the Company has positioned itself for additional growth. If the Company grows as anticipated, the demands that will be placed upon the Company's Board of Directors will increase in terms of required time commitments, experience, expertise and other areas. In order to better utilize the time and talents of the Company's existing and future Directors, the Board of Directors believes that increasing the size of the Board may permit more effective delegation and specialization of the unique talents that each Director brings to the Board. Individual Directors will be able to devote more attention to those areas and Board Committees in which he or she possesses particular skills while other Directors can have primary responsibility for those areas in which they are more expert.

      Increasing the maximum size of the Board of Directors will also permit the Company flexibility to offer Board positions to qualified individuals whom the Company may identify from time to time, without having to wait for a vacancy to occur. Such individuals may be highly qualified executives of other companies, key management members of businesses acquired by the Company, or members of the Company's existing management whose performance and skills merit a position on the Board. The Board of Directors believes that it is prudent to increase the maximum number of directors at this time in order to enhance the Company's ability to attract qualified individuals as opportunities may arise. No such individuals have been currently identified and it is not anticipated that the current size of the Board would increase immediately following the adoption of Proposal No. 2. Although it is not expected or intended that increasing the size of the Board would have an anti-takeover effect on the Company, such an increase could make it more difficult for a potential acquiror to obtain control of a majority of Board seats.


      Accordingly, the resolution attached to this Proxy Statement as Annex II to amend the Company's Code of Regulations to increase the maximum number of Directors to fifteen (15) will be submitted to the Company's shareholders for approval at the Annual Meeting. The Company's Code of Regulations requires the affirmative vote of two thirds of the outstanding shares of the Company's Common Stock. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR Proposal No. 2 and the adoption of such resolution. Abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 2.

      The Board of Directors has approved this proposed amendment to the Company's Code of Regulations and recommends that the Company's shareholders vote FOR Proposal No. 2.

                      ELECTION OF DIRECTORS




      The Company's Code of Regulations currently provides that the Board of Directors of the Company shall consist of a minimum of five and a maximum of nine members. In accordance with the Code of Regulations, the Board of Directors has established the current number of Directors of the Company as eight. At the Annual Meeting, eight Directors will be elected and will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated the eight incumbent Directors for election by the shareholders at the Annual Meeting.

      It is the intention of the persons named as proxy holders in the Proxy to vote for the election of all nominees named. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee as the Board of Directors recommends.

      Ohio law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director, and those nominees receiving the greatest number of votes will be elected as Directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of Directors.

      Under Ohio law, any shareholder entitled to vote at the Annual Meeting may give written notice to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the Annual Meeting that cumulative voting for the election of Directors is desired. If the Chairman or the Secretary announces the receipt of such notice upon the convening of the Annual Meeting, each shareholder shall have the right to cumulate his or her voting power in voting for the Company's Directors.

      Under cumulative voting, each shareholder entitled to vote at the Annual Meeting would have an aggregate number of votes equal to the number of Directors to be elected multiplied by the number of shares of Common Stock of the Company held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by such shareholder for the election of any single nominee standing for election, or such shareholder may distribute such votes among any number or all of the nominees. The nominees receiving the highest number of votes will be elected to the Board of Directors for the term specified. The proxies being solicited pursuant to this Proxy Statement may be voted cumulatively for less than the entire number of nominees if any situation arises which, in accordance with the proxy holders' best judgment, makes such action necessary or desirable.

      The following tables set forth, with respect to each Director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a Director of the Company. Each of the nominees is currently a Director of the Company.


                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director

DAVID M. SCHULTE - Founder and Managing            47      1993
General Partner of Chilmark Partners,
a merchant banking firm that has specialized in providing corporate and investment banking advice to companies on the restructuring of their businesses in conjunction with recapitalizations. Since 1984, Mr. Schulte's principal occupation has been his position as managing general partner of Chilmark Partners and, since mid-1990, his positions with Zell/Chilmark and its general partner, ZC Limited Partnership.
Mr. Schulte is a member of the boards of directors of Revco D.S., Inc., Carter Hawley Hale Stores,
Inc., Sealy Corporation, and Santa Fe Energy
Resources.

JOHN W. ALEXANDER - Managing Partner and Chief     46      1993
Financial Officer of Meringoff Equities, a private real estate and investment partnership, since 1987. Mr. Alexander is also a Trustee of Equity Residential Properties Trust, a real estate investment trust.

ROD F. DAMMEYER - President and Chief Executive    53      1993
Officer of Itel Corporation, a Chicago-based distribution and financial services company.
Mr. Dammeyer has been President of Itel
Corporation since 1985 and Chief Executive
Officer since 1993; and he has been President, Chief Executive Officer and Director of Great
American Management and Investment, Inc., a diversified manufacturing company, since
February, 1994. Mr. Dammeyer is a member of the boards of directors of Revco D.S., Inc.;
Santa Fe Energy Resources, Inc.; Q-Tel, S.A.
de C.V.; Lomas Financial Corporation; Servicios
Financieros Quadrum, S.A.; Capsure Holdings Corp;
The Vigoro Corporation; and ANTEC Corporation.
Mr. Dammeyer is a trustee of several Van
Kampen Merritt trusts.

                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director


F. PHILIP HANDY - President of Winter Park         49      1993
Capital Company, a private investment firm, since 1980. Mr. Handy is a director of Itel Corporation; Great American Management and Investment, Inc.; Q-Tel, S.A. de C.V.;
Servicios Financieros Quadrum, S.A.; and
Bibb, Inc.  He was an executive officer
of Tobago Bay Trading Company and, prior to January 3, 1990, of Munford, Inc., both of which filed petitions under the federal bankruptcy laws in 1990.


MARC LASRY - Executive Vice President of Amroc     34      1993
Investments, Inc., a private investment firm, since 1990. Mr. Lasry was the Director and Senior Vice President of the corporate reorganization department of Cowen & Co., a privately-owned brokerage firm, from 1987 to 1989. From January 1989 to September 1990, he was a portfolio manager for Amroc
Investments, L.P., a private investment fund.


ROBERT L. LAWRENCE - Co-Chief Operating            41      1993
Officer of the Company. Mr. Lawrence has served as an officer of the Company since 1986.


RANDY MICHAELS - President and Co-Chief            41      1993
Operating Officer of the Company. Mr. Michaels, whose legal name is Benjamin L. Homel, has served as an officer of the Company since 1986.

                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director



SAMUEL ZELL - Founder, Principal and Chairman      52      1993
of the Board of Equity Financial and Management
Company and its parent successor Equity Group
Investments, Inc., a privately owned and affiliated investment and management company, since 1968. Since 1983, Mr. Zell has been
Chairman of the Board of Great American Management and Investment, Inc. ("GAMI"). Mr. Zell is Chairman of the Board of Eagle Industries, Inc., Carter
Hawley Hale Stores, Inc. and Itel Corporation and Chairman of the Board and Chief Executive
Officer of Capsure Holdings Corp.  Mr. Zell is
Chairman of the Board of Trustees of Equity
Residential Properties Trust, a real estate investment trust. Mr. Zell is Co-Chairman of the Board of Manufactured Home Communities,
Inc. and Revco D.S., Inc.  Mr. Zell was
President of Madison Management Group, Inc.
("Madison") prior to October 4, 1991. Madison filed a petition under the federal bankruptcy laws on November 8, 1991. Mr. Zell is also a director of Catellus Development Corporation;
The Delta Queen Steamboat Co.; The Vigoro
Corporation; and Sealy Corporation.


There are no family relationships among any of the above-named nominees for Director nor among any of the nominees and any executive officers of the Company.

                          BOARD OF DIRECTORS, ITS
                      COMMITTEES, MEETINGS AND FUNCTIONS





      During the year ended December 31, 1993, the Board of Directors held nine regularly scheduled and special meetings. Each Director attended or participated in at least 75% of the meetings of the Board of Directors and all Committees on which he served in 1993, with the exception of Messrs. Alexander, Dammeyer and Zell.

      Standing committees of the Board of Directors include a Compensation Committee and an Audit Committee. The Board of
Directors does not have a Nominating Committee.

      The Compensation Committee consists of four Directors, Messrs. Zell, Schulte, Dammeyer and Handy. The Compensation Committee determines stock option grants to executive officers and other key employees, as well as reviews salaries, bonuses, and other elements of compensation of executive officers and other key employees and makes recommendations to the Board of Directors. The Compensation Committee held one meeting during 1993.

      The Audit Committee consists of three Directors, Messrs. Zell, Schulte and Dammeyer. The Audit Committee reviews the financial statements of the Company, consults with the Company's independent auditors and considers such other matters with respect to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. The Audit Committee held two meetings during 1993.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT



Security Ownership of Principal Shareholders and Management

      The following table sets forth, as of April 15, 1994, the number of shares and percentage of the Company's Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each of the Company's Directors (who are also nominees for election as Directors), by the Company's executive officers, and by all of the Company's executive officers and Directors as a group.

                             Amount and
                              Nature of        Percent
                             Beneficial          of
Name of Beneficial Owner     Ownership(1)      Class(2)

            5% or More Beneficial Owners

Zell/Chilmark Fund L.P.   13,349,720(3)        66.10%

The Capital Group, Inc.    1,075,000(4)         5.49%

                     Management

John W. Alexander             26,000(5)          *

Rod F. Dammeyer               26,000(6)          *

F. Philip Handy               36,000(7)          *

Marc Lasry                    16,000(5)          *

Robert L. Lawrence           259,800(8)         1.31%

Randy Michaels               434,230(9)(10)     2.18%

David M. Schulte          13,349,720(11)       66.10%

Samuel Zell               13,351,720(11)(12)   66.11%

R. Christopher Weber         309,895(10)(13)    1.56%

Jon M. Berry                 207,521(10)(14)    1.05%

All executive officers
 and directors as a
 group (10 persons)       14,270,394(15)       68.09%




   *  Less than 1%


 (1) The Securities and Exchange Commission (the "Commission") has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership of a security within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of family members, trusts and affiliated companies as to which beneficial ownership may be disclaimed. The number of shares indicated includes shares of Common Stock issuable pursuant to options granted under the Company's 1993 Stock Option Plan and which have vested.

 (2) Under rules promulgated by the Commission, any securities not outstanding that are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

 (3) The address of Zell/Chilmark Fund L.P. ("Zell/Chilmark") is Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606. Zell/Chilmark is a Delaware limited partnership controlled by Samuel Zell and David M. Schulte, Directors of the Company, as follows: the sole general partner of Zell/Chilmark is ZC Limited Partnership ("ZC Limited"); the sole general partner of ZC Limited is ZC Partnership; the sole general partners of ZC Partnership are ZC, Inc. and CZ, Inc.; Mr. Zell is the sole shareholder of ZC, Inc.; and Mr. Schulte is the sole shareholder of CZ, Inc. Of the shares beneficially owned by Zell/Chilmark, 629,117 are shares issuable pursuant to warrants owned by Zell/Chilmark.

 (4) The address of The Capital Group, Inc. is 333 South Hope Street, Los Angeles, California 90071. The Capital Group, Inc. is the parent company of six investment management companies. The Capital Group, Inc. has informed the Company that as of December 31, 1993, two of its operating subsidiaries, Capital Guardian Trust Company and Capital Research and Management Company, exercised investment discretion with respect to 388,000 and 687,000 shares of the Company's Common Stock, respectively, which shares were owned by various institutional investors.

 (5)  Includes vested options to purchase 6,000 shares.

 (6)  Includes vested options to purchase 6,000 shares.  Mr.
      Dammeyer indirectly shares beneficial ownership of an 80%
      limited partnership interest in ZC Limited. See Note (3) above.

 (7) Includes vested options to purchase 6,000 shares. Mr. Handy indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited. See Note (3) above.

 (8) Includes vested options to purchase 254,601 shares and 3,556 shares issuable pursuant to warrants. Of the shares indicated, 637 shares (including 481 shares issuable pursuant to warrants) are owned by members of Mr. Lawrence's family.

 (9) Includes 131,922 shares issuable pursuant to warrants and vested options to purchase 227,040 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (10) below. Does not include 300,000 shares subject to a contingent right of acquisition held by a corporation owned by Mr. Michaels. See "Certain Relationships and Related Transactions".

(10) Includes 198,386 shares (including 125,784 shares issuable pursuant to warrants) held under the Jacor Communications, Inc. Retirement Plan (the "Retirement Plan") with respect to which Messrs. Michaels, Weber and Berry as co-trustees, share voting and investment power. Of these 198,386 shares, 7,803 shares (including 5,022 shares issuable pursuant to warrants) are beneficially owned by the named executives.

(11) All shares beneficially owned by Zell/Chilmark (See Note (3) above) are included in the shares beneficially owned by Messrs. Zell and Schulte. The address of Mr. Schulte is Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606. The address of Mr. Zell is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Mr. Schulte indirectly shares beneficial ownership of a 20% limited partnership interest in ZC Limited, and Mr. Zell indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited.

(12) Includes 2,000 shares owned by Mr. Zell's wife, as to which Mr. Zell disclaims beneficial ownership.

(13) Includes 125,848 shares issuable pursuant to warrants and vested options to purchase 111,429 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (10) above.

(14) Includes 125,987 shares issuable pursuant to warrants and vested options to purchase 8,880 shares. The number of shares indicated includes 186 shares (including 148 shares issuable pursuant to warrants) held by Mr. Berry's children and shares and warrant shares held as co-trustee under the Retirement Plan. See Note (10) above.

(15) Includes 639,078 shares issuable pursuant to warrants, vested options to purchase 625,950 shares and 198,386 shares (including 125,784 shares issuable pursuant to warrants not included in the 639,078 above) held under the Retirement Plan.


Change in Control

      In the first quarter of 1993, with the approval of its shareholders the Company completed in January, 1993 a recapitalization and restructuring of its bank debt, subordinated debt and other claims and interests (the "Restructuring") and a subsequent debt refinancing in March, 1993. As an integral element of the Restructuring and the Refinancing, Zell/Chilmark Fund L.P., a Delaware limited partnership with capital investments in excess of $1 billion ("Zell/Chilmark"), acquired approximately 91% of the Company's outstanding shares of Common Stock in consideration of Zell/Chilmark's capital investment of approximately $67,483,000 in the Company. Zell/Chilmark subsequently acquired another 964,006 shares of Common Stock in consideration of Zell/Chilmark's additional capital contribution of approximately $5,533,000. Zell/Chilmark had expended such amount in acquiring radio station KAZY-FM in Denver, Colorado on the Company's behalf, which station was then acquired by the Company in July, 1993. In November, 1993, the Company completed a public offering of its Common Stock which reduced Zell/Chilmark's ownership interest in the Company to approximately 65%. See "Security Ownership of Principal Shareholders and Management."

      Prior to Zell/Chilmark's acquisition of control of the Company, the Company's policies were generally directed by the Company's former Chairman of the Board and principal stockholder, Terry S. Jacobs, and the other executive officers of the Company. As a group, such persons beneficially owned approximately 25.5% of the Company's outstanding voting shares and constituted a majority of the Company's Board of Directors.


Reports of Changes in Beneficial Ownership

      Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder require the Company's Directors, executive officers and 10% or more beneficial owners to file certain reports with the Securities and Exchange Commission regarding changes in beneficial ownership by such persons in the Company's securities. One of the Company's Directors, Samuel Zell, filed one late report in January, 1994 relating to one transaction in the Company's Common Stock by his spouse which report had been due in December, 1993.

                           EXECUTIVE COMPENSATION


Summary Compensation Table
                                                                 Long-Term
                                                               Compensation
                                       Annual Compensation(1)     Awards       All Other Com-
                                         Salary(2)    Bonus    Stock Options    pensation(3)
Name and Principal Position      Year       ($)        ($)       (# shares)         ($)
Randy Michaels                   1993    $247,116    $231,000      378,400        $ 3,418
President and Co-Chief           1992     237,500       -             -             3,288
Operating Officer                1991     234,615       -           25,000 (4)      2,149


Robert L. Lawrence               1993     247,116     231,000      442,710          3,707
Co-Chief Operating Officer       1992     237,500       -             -              -
                                 1991     234,615       -           25,000 (4)      2,149


R. Christopher Weber             1993     148,654     138,600      200,000          2,230
Senior Vice President,           1992     115,000       5,000         -             1,800
Chief Financial Officer          1991     112,693       -           25,000 (4)      1,690
and Secretary


Jon M. Berry                     1993     111,648      65,000       14,800          1,564
Senior Vice President            1992     109,225       -             -             1,638
and Treasurer                    1991      87,096       -           25,000 (4)       -


Terry S. Jacobs                  1993     174,468       -          163,300      1,872,280(6)
Former Chief Executive           1992     375,000      9,375          -               969
Officer (5)                      1991     375,000       -          153,000 (4)      3,640

[FN]
(1) Does not include perquisites and other personal benefits because the aggregate amount of such compensation in each year for each named executive did not exceed the lesser of $50,000 or 10% of his total salary and bonus reported for that year.

(2) Includes amounts deferred at the election of the recipient under the Company's Retirement Plan.

(3) The amounts shown in this column represent matching Company contributions under the Company's Retirement Plan, except with respect to Mr. Jacobs for 1993. See Note (6) below.

(4) These stock options were canceled in conjunction with the Restructuring.

(5) In June, 1993, Mr. Jacobs retired from all offices held with the Company. Upon Mr. Jacob's retirement, he exercised options for the purchase of 48,990 shares of Common Stock and he surrendered his remaining options for the purchase of 114,310 shares of Common Stock. In November, 1993, Mr. Jacobs resigned as a director of the Company.

(6) Includes amounts representing (i) the Company's matching contributions under the Company's Retirement Plan, (ii) Director fees of $11,945 subsequent to Mr. Jacobs' retirement as a Company officer, (iii) $207,292 pursuant to his employment agreement with the Company upon its termination and his retirement, (iv) $64,000 pursuant to his current consulting agreement with the Company, and (v) $1,589,043 in forgiveness of indebtedness income arising from the March, 1993 purchase for $800,000 by a Company subsidiary from a bank of notes in the outstanding principal amount of approximately $2,350,000 owed by Mr. Jacobs, which debt was then restructured to equal the discounted amount paid by the subsidiary, all as anticipated by the Restructuring. See "Certain Relationships and Related Transactions" for additional information regarding the forgiveness of indebtedness and Mr. Jacobs' consulting and employment agreements.

Stock Option Grants in Last Calendar Year

      The following table sets forth all stock option grants to the named executive officers during the year ended December 31, 1993:

                                   Individual Grants (1)
                                     % of Total
                       Options     Options Granted  Exercise
                       Granted     to Employees in   Price    Expiration
     Name                (#)       Fiscal Year(2)    ($/Sh)      Date
Randy Michaels         113,520                       $5.74      2/7/03
                       113,520                        5.97      2/7/03
                        75,680(3)                     6.21      2/7/03
                        75,680(4)                     6.46      2/7/03
                       378,400          26.2%

Robert L. Lawrence     113,520                        5.74      2/7/03
                       141,081                        5.97      2/7/03
                        94,054(3)                     6.21      2/7/03
                        94,055(4)                     6.46      2/7/03
                       442,710          31.14%

R. Christopher Weber    45,000                        5.74      2/7/03
                        66,429                        5.97      2/7/03
                        44,286(3)                     6.21      2/7/03
                        44,285(4)                     6.46      2/7/03
                       200,000          13.02%

Jon M. Berry             4,440                        5.74      2/7/03
                         4,440                        5.97      2/7/03
                         2,960(3)                     6.21      2/7/03
                         2,960(4)                     6.46      2/7/03
                        14,800           1.00%

Terry S. Jacobs         48,990                        5.74        (5)
                       114,310                        (5)         (5)
                       164,300          10.63%

                              Potential Realized Value at Assumed Annual
                                Rates of Stock Price Appreciation for
                                            Option Term

      Name                           5% ($) (6)             10% ($) (6)
Randy Michaels                       $   411,000             $ 1,036,000
                                         385,000               1,010,000
                                         238,000                 655,000
                                         219,000                 636,000
                                       1,253,000               3,337,000

Robert L. Lawrence                       411,000               1,036,000
                                         478,000               1,256,000
                                         296,000                 815,000
                                         273,000                 791,000
                                       1,458,000               3,898,000

R. Christopher Weber                     163,000                 411,000
                                         225,000                 591,000
                                         140,000                 384,000
                                         128,000                 372,000
                                         656,000               1,758,000

Jon M. Berry                              16,000                  41,000
                                          15,000                  40,000
                                           9,000                  26,000
                                           9,000                  25,000
                                          49,000                 132,000

Terry S. Jacobs                            N/A                     N/A


[FN]

 (1) All grants are under the Company's 1993 stock option plan and were made in 1993 at 100% of the fair market value of a share of Common Stock on the grant date.

 (2) Total options granted to employees in 1993 were for 1,535,910 shares of Common Stock (includes the regranting of the options for the purchase of 114,310 shares of Common
      Stock surrendered by Mr. Jacobs).

 (3)  Options vest February 8, 1995.

 (4)  Options vest February 8, 1996.

 (5) Upon his retirement in June, 1993, Mr. Jacobs exercised his vested options to purchase 48,990 shares of Common Stock at $5.74 per share and surrendered his remaining options to purchase 114,310 shares of Common Stock. As Mr. Jacobs no longer holds any options, the balance of the above table is not applicable to him.

 (6) Calculated based upon assumed stock prices for the Company's Common Stock of $9.36 and $14.87, respectively, if 5% and 10% annual rates of stock price appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

Option Exercises and Year-End Option Values

      The following table sets forth information concerning all exercises of stock options and the fiscal year end values of all unexercised stock options to the named executive officers as of December 31, 1993.

                          Shares                         Number of Unexercised            Value of Unexercised
                         Acquired                       Options at Fiscal Year-          In-The-Money Options at
                            on           Value                   End                       Fiscal Year-End (2)
      Name              Exercise(#)   Realized(1)    Exercisable    Unexercisable      Exercisable    Unexercisable
Randy Michaels               0             -           113,520          264,880          $ 980,245      $2,171,070

Robert L. Lawrence           0             -           113,520          329,190            980,245       2,698,182

R. Christopher Weber         0             -            45,000          155,000            388,575       1,270,447

Jon M. Berry                 0             -             4,440           10,360             38,339          84,915

Terry S. Jacobs          48,990        $282,182           -                -                 -               -


[FN]

 (1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

 (2) The value of unexercised options is calculated by determining the difference between $14.375 per share, the last reported sale price of the Common Stock on the Nasdaq Stock Market on December 31, 1993, and the exercise price of the option as of such date, multiplied by the number of shares subject to options.

Compensation Committee Report

      The report of the 1993 Compensation Committee with respect to 1993 executive compensation is as follows:

      The primary function of the Compensation Committee, which consists entirely of non-employee directors, is to oversee policies relating to executive compensation including salary, incentive bonuses, fringe benefits and stock option awards. Its objective is to attract and retain qualified individuals by providing competitive compensation, while, at the same time, linking such compensation to corporate objectives. The Committee believes that providing a direct relationship between corporate results and executive compensation will best serve shareholder interests.

      This link between executive compensation and corporate performance is facilitated through incentive bonuses based on earnings and also through stock option awards. The Committee may grant stock options to individuals to create additional economic incentives for these individuals to achieve improved corporate performance goals so that they can thereby participate in any resultant increases in shareholder value. The options are exercisable at the fair market value of the stock on the date of grant and therefore only provide benefits to the grantee if shareholder value increases through the increase in share price.

      The compensation of each executive officer and radio station general manager is reviewed annually by the Compensation Committee. It is the Compensation Committee's policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable in terms of assets, net worth, revenue, operating cash flow and/or earnings per share, based upon such information as may be acquired by the Committee from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such comparisons of executive compensation are not necessarily with the same companies included in the peer group index used in the performance graph included in this Proxy Statement given that the Company's competitors for executive and/or broadcasting talent are not limited to the entities included in such index.

      The Compensation Committee applied the above consideration in determining the 1993 compensation for the Company's former Chief Executive Officer, Mr. Terry Jacobs, (the "CEO"), and for the Company's Co-Chief Operating Officers, Messrs. Michaels and Lawrence (the "COOs"). In February, 1993, the Compensation Committee approved the grant of 164,300 stock options to the CEO and 378,400 stock options to each COO as approved by the Company's shareholders as part of the Restructuring plan. The stock option grants were designed to provide a significant economic incentive to those executive officers to continue to improve the Company's performance, and stock value, in the coming years and to compensate those executive officers for their hard work and dedication to the Company in the difficult years prior to the Restructuring. In determining the magnitude of the 1993 grants, the Compensation Committee considered the fact that such executive officers surrendered all previously granted options in the Restructuring. The Committee anticipates that future annual stock option grants will be fewer in number.

      In June, 1993, the Compensation Committee awarded an additional 64,310 stock options to Mr. Lawrence as additional incentive and compensation due to added responsibilities placed upon Mr. Lawrence by virtue of Mr. Jacobs' retirement. Those options became available for grant upon Mr. Jacobs' surrender of 114,310 unvested options when he ceased to be a Company employee.

      In March, 1993, the Compensation Committee established the base salary levels for the CEO, the COOs and the Company's other executive officers. Consistent with the Committee's policy of establishing competitive salary levels, the CEO's base salary remained the same as in 1992 pursuant to his employment agreement and each COO received a modest $10,000 salary increase for 1993. The Compensation Committee also adopted a 1993 incentive plan for all Company employees, including the executive officers, that established the potential for significant incentive bonuses if the Company achieved certain cash flow levels in 1993. Pursuant to the incentive plan, if the Company met or exceeded its cash flow performance targets a bonus pool was to be created. The monies in the pool were to be distributed 50% based upon the employee's salary in relation to all corporate employee salaries, and 50% based upon the Committee's subjective determinations of the employee's overall individual performance and contributions to the Company's achievement of the target levels.

      The Company exceeded the 1993 performance targets by a substantial margin. The Compensation Committee rewarded the COOs accordingly by granting substantial bonuses for 1993 determined in accordance with the incentive plan formula. A significant portion of the COO bonuses was based upon the Committee's determination that Messrs. Michaels and Lawrence were directly responsible for much of the Company's improved 1993 results. No bonus was awarded the Company's former CEO in light of his June, 1993 retirement.

1993 Compensation Committee:   Rod F. Dammeyer
                               R. Philip Handy
                               David M. Schulte
                               Samuel Zell



Stock Performance

      The following performance graph compares the Company's cumulative shareholder returns, adjusted for stock splits and dividends, in the Company's Common Stock, the Nasdaq Total Return Index (US) and the Nasdaq Telecommunications Stocks Index. The graph assumes that an investment of $100 was made on January 11, 1993 in the Company's Common Stock and in each index. Total shareholder return is based on the increase in the price of the stock and assumes that all dividends were reinvested.

      As described under "Security Ownership of Certain Beneficial Owners and Management - Change in Control", the Company was entirely recapitalized in the January, 1993 Restructuring. As part of the Restructuring, all of the Company's formerly outstanding capital stock was exchanged for new securities of the Company, including the Common Stock which is now outstanding and warrants to acquire Common Stock. Accordingly, a one year comparison of cumulative shareholder return relating to the Company's Common Stock, which was first registered under Section 12 of the Securities Exchange Act of 1934 in connection with the Restructuring, is provided below.

                   CUMULATIVE SHAREHOLDER RETURN COMPARISON



[A paper copy of the performance graph has been filed with the Commission under cover of Form SE on or prior to the date of the electronic submission of this filing in accordance with Rule
304(d) of Regulation S-T.]





                            Jacor Communications, Inc.

         .................  Nasdaq Total Return Index (US)

         -----------------  Nasdaq Telecommunications Stock Index




                                        January 11,  December 31,
                                           1993         1993


Jacor Communications, Inc.                 $100         $244

Nasdaq Total Return Index (US)              100          114

Nasdaq Telecommunications Stocks Index      100          154




Directors Compensation

Directors who are not employees of the Company receive an annual fee of $10,000 and a fee of $1,000 plus travel expenses for each Board of Directors meeting attended. For each Board of Directors meeting missed, $1,000 is deducted from the directors annual fee.

In May, 1993, the Company granted nonqualified stock options to purchase up to 10,000 shares of the Company's Common Stock to each of Messrs. Alexander, Dammeyer, Handy and Lasry at a minimum exercise price of $5.74 per share. These options vested 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter. The exercise price of the options that vested upon grant is $5.74 per share, and the options that subsequently vest on each anniversary date of the grant have an exercise price 4% greater than the options that vested in the previous year. Once an option vests, the exercise price for that option is fixed for the remaining term of the option.


In June, 1993, the Company entered into restricted stock agreements for the purchase of an aggregate of 80,000 shares of the Common Stock with Mr. Alexander (20,000 shares), Mr. Dammeyer (20,000 shares), Mr. Handy (30,000 shares), and Mr. Lasry (10,000 shares). The shares were purchased at a price of $5.74 per share and remain restricted until the first anniversary of the Directors' appointment as a member of the Board of Directors of the Company.



Compensation Committee Interlocks and Insider Participation

      In 1993, Messrs, Dammeyer, Handy, Schulte and Zell were non-employee directors of the Company and comprised the Company's entire Compensation Committee. No executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs.
Dammeyer, Handy, Schulte and Zell. As described under "Security Ownership of Certain Beneficial Owners and Management - Change in Control" and "Certain Relationships and Related Transactions", Messrs. Schulte and Zell are the principals of Zell/Chilmark, a merchant banking firm, which invested over $73,000,000 in capital in the Company in the Restructuring and other transactions.


Other Securities Filings

      The information contained in this Proxy Statement under the headings "Executive Compensation--Compensation Committee Report" and "--Stock Performance" are not, and should not be deemed to be, incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate other Company Securities and Exchange Commission filings or portions thereof by reference (including this Proxy Statement).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      As contemplated in connection with the Restructuring, in March, 1993 a subsidiary of the Company purchased for $800,000 two notes from a bank that had extended loans to Terry S. Jacobs, a former Chairman of the Board, President, Chief Executive Officer and director, and to Mr. Jacobs' family partnership. The loans had unpaid balances of approximately $2,350,000. Mr. Jacobs, on behalf of his family partnership, executed a new note in the amount of $800,000 payable to the Company's subsidiary. The balance of the prior indebtedness has been canceled. The new note, which is personally guaranteed by Mr. Jacobs, is due in five years with interim installments of principal payable quarterly. This note bears interest at 7% and is collateralized by a pledge of substantially all of the stock and warrants in the Company owned by Mr. Jacobs and his family partnership. Although the Company expects that his note receivable will be repaid by Mr. Jacobs largely from amounts paid to him under his consulting agreement with the Company, as described in the following paragraph, based upon the fact that the note is substantially collateralized by a pledge of the Company's securities and because these securities constitute the substantial portion of Mr. Jacobs' assets, the Company recorded an allowance for loss on the full amount of the note as part of the Restructuring. Such allowance for loss will be reduced as payments on the note are made.

      Mr. Jacobs retired from all offices of the Company in June, 1993 but continues to serve the Company under a four-year consulting agreement. The consulting agreement provides that (i) Mr. Jacobs will receive for his services as much as $247,250 in 1994; $233,250 in 1995; $219,250 in 1996 and $155,250 in 1997 and
will apply any payments he receives to any balance due under the $800,000 note to the Company from Mr. Jacobs' family partnership which is guaranteed by Mr. Jacobs and (ii) Mr. Jacobs will receive in lieu of his former employment agreement $93,750 in 1994. Prior to his retirement, Mr. Jacobs had an employment agreement with the Company that provided for a base salary of $375,000 and which by its terms would have terminated in March, 1994.

      As part of the Restructuring, the Company and Zell/Chilmark agreed with the Company's senior lenders that, on September 1, 1993, those lenders could put their debt to Zell/Chilmark for its face amount and, under a number of circumstances, the interest rate on that debt would be reset at a level that could be substantially higher than the interest rate the Company was paying as of January 11, 1993. Since such a higher interest rate could have had a material adverse effect on the Company's financial position, the Company determined that it should attempt, through a refinancing, to replace its senior debt with debt that did not have similar put and interest rate-reset provisions.

      A syndicate of lenders indicated its willingness to provide loans for the refinancing on the condition that Zell/Chilmark invest an additional $20 million of equity into the Company, and Zell/Chilmark indicated that it was willing to make such an investment. The Company's Board of Directors, with Samuel Zell and David M. Schulte, the principals of Zell/Chilmark, not voting, decided to permit Zell/Chilmark to make such an equity investment at $5.74 per share of Common Stock and also to permit the Company's other shareholders to make similar equity investments on a pro rata basis, at the same price, in order to give the other shareholders the opportunity to prevent dilution of their equity interests in the Company as such interests existed as a result of the Restructuring. In connection with the Refinancing, and in order to take full advantage of a prepayment discount applicable to the senior debt being prepaid in the refinancing, Zell/Chilmark purchased in a private placement a total of 3,484,321 shares of Common Stock at a price of $5.74 per share, for an aggregate purchase price of $20 million.

      On December 3, 1992, the Company entered into a local marketing agreement with respect to radio station KAZY(FM), Denver, Colorado. On that same date, Zell/Chilmark agreed to acquire the station, subject to that local marketing agreement, from parties not related to Zell/Chilmark or the Company for a purchase price of approximately $5.5 million. This agreement by Zell/Chilmark to acquire the station was entered into in contemplation of the Restructuring and a subsequent resale of the station by Zell/Chilmark to the Company in exchange for shares of the Common Stock having a value, based upon the value of $5.74 per share established at the time of the Restructuring, equal to Zell/Chilmark's cost for the station plus related acquisition expenses. KAZY(FM) was sold to the Company by Zell/Chilmark on July 21, 1993 whereupon the Company issued 964,006 shares of Common Stock to Zell/Chilmark.

      During 1993, the Company incurred charges of approximately $591,000 for market research performed by Critical Mass Media, Inc. ("CMM") a marketing research business and a radio consulting business in Cincinnati, Ohio, which was owned by Randy Michaels, the President of the Company. Effective January 1, 1994, a subsidiary of the Company and a corporation wholly owned by Mr. Michaels formed a limited partnership (the "Partnership") in a transaction whereby the Partnership now owns all of the CMM stock and Mr. Michaels' corporation owns a 95% limited partnership interest in the Partnership. The Company's subsidiary obtained a 5% general partnership interest in exchange for its contribution of approximately $126,000 cash to the Partnership. The Company initiated this transaction primarily to allow Mr. Michaels to focus his full time and energy to the Company and its business and the Company's subsidiary is now the sole manager of the Partnership's business.

      In connection with the formation of the Partnership, the Company agreed that Mr. Michaels' corporation has the right between January 1, 1999 and January 1, 2000 to put its limited partnership interest to the Partnership's general partner in exchange for 300,000 shares of Common Stock. If the put is not exercised by January 1, 2000, the general partner has the right to call the limited partnership interest prior to 2001 in exchange for 300,000 shares of Common Stock. In addition, if certain events occur prior to January 1, 1999 including without limitation, Mr. Michaels' termination as President of the general partner, a reduction of Mr. Michaels' annual base salary by more than 10%, or generally any transaction by which any person or group other than Zell/Chilmark shall become the owner of more than 30% of the outstanding voting securities of the Company or Zell/Chilmark fails to have its designees constitute at least a majority of the members of the general partner's Board of Directors, then Mr. Michaels' corporation will have the right to either (a) purchase the Company's general partnership interest at a price generally equal to the balance of the partnership capital account, or (b) sell its limited partnership interest to the general partner in exchange for 300,000 shares of Common Stock.


                        INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm of Coopers & Lybrand (the "Auditors") was engaged by the Company to audit the Company's consolidated financial statements for the year ended December 31, 1993. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee has not addressed the selection of auditors for 1994, although it is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company.


                 SHAREHOLDER PROPOSALS FOR 1994 ANNUAL MEETING

      Shareholders may submit proposals to be voted on at the 1995 Annual Meeting of Shareholders. At the time any such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 1995 Annual Meeting. In order for a Shareholder proposal to be included in the proxy statement and form of proxy for the 1995 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices not later than December 1, 1994 and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.
                                    GENERAL

      The Board of Directors knows of no business to be transacted at the Annual Meeting other than that set forth in the accompanying Notice of Annual Meeting. If, however, other matters requiring a vote of Shareholders properly come before the meeting, it is intended that the persons designated in the accompanying Proxy to vote the shares of Common Stock represented thereby will do so in accordance with their best judgment on such matters. If a Shareholder specifies a different choice on the Proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

      Upon receipt of a written request from any Shareholder, the Company will mail, at no charge to the Shareholder, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the Company's most recent fiscal year. Written requests for such report should be directed to:

            Jon M. Berry, Senior Vice President and Treasurer
            Jacor Communications, Inc.
            1300 PNC Center
            201 East Fifth Street
            Cincinnati, Ohio  45202

      It is important in order to exercise your rights that your shares be represented at this Annual Meeting, regardless of the number of shares held by you. Please complete, sign, date and promptly return the enclosed Proxy in the envelope provided, regardless of whether you plan to attend the meeting.


                              By Order of the Board of Directors.




                              R. Christopher Weber
                              Senior Vice President, Chief
                              Financial Officer and Secretary


Cincinnati, Ohio
April 20, 1994

                                                      Annex I





                       PROPOSAL TO AMEND FIRST PARAGRAPH
                        OF ARTICLE FOUR OF AMENDED AND
                      RESTATED ARTICLES OF INCORPORATION




      RESOLVED, That the first paragraph of Article Four of the Company's Amended and Restated Articles of Incorporation is hereby amended in its entirety to read as follows:

            Fourth: The maximum aggregate number of shares which the corporation is authorized to have outstanding is One Hundred Four Million (104,000,000) shares, divided into three classes. The first class consists of One Hundred Million (100,000,000) shares of common stock, without par value. The second class consists of Two Million (2,000,000) shares of Class A preferred stock, without par value. The third class consists of Two Million (2,000,000) shares of Class B preferred stock, without par value. The preferred shares are senior to the common shares, and the common shares are subject to the rights and preferences of the preferred shares as hereinafter set forth.

                                                      Annex II






                         PROPOSAL TO AMEND ARTICLE II,
                       SECTION 1 OF AMENDED AND RESTATED
                              CODE OF REGULATIONS



      RESOLVED, That Article II, Section 1 of the Company's
Amended and Restated Code of Regulations is hereby amended in its entirety to read as follows:

      "Section 1. Number of Directors. The number of Directors shall be five (5) unless changed as provided in this paragraph. The number of Directors may be increased from time to time by the Board of Directors to a maximum of fifteen (15) and decreased from time to time to a minimum of five (5) without further amendment of these regulations on the adoption of a resolution offered for that purpose at any regular or special meeting of the Board of Directors pursuant to the vote of a majority of Directors in office at the time of the meeting. In addition, the Board of Directors may, pursuant to the vote of a majority of the Directors in office at the time of the meeting, fill any Director's position that is created by an increase in the number of Directors. No reduction in the number of Directors shall have the effect of removing from office any Director prior to the expiration of his term in office.

                                    PROXY
      JACOR
COMMUNICATIONS, INC.
                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS.

  ANNUAL MEETING of     The undersigned hereby appoints Randy
    SHAREHOLDERS        Michaels, R. Christopher Weber and Jon M.
    MAY 18, 1994        Berry, and each of them, as Proxy Holders
                        for the undersigned, with full power of
                        substitution, to appear and vote all of the shares of Jacor Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Westin Hotel, Cincinnati, Ohio on May 18,
                        1994 at 10:30 a.m., local time, and at any adjournment thereof.

1.    Proposal to amend the
      Company's Amended and
      Restated Articles of
      Incorporation increasing
      the number of authorized
      shares of Common Stock
      of the Company from
      40,000,000 shares to
      100,000,000 shares.
                                       (CHANGE OF ADDRESS)
2.    Proposal to amend the
      Company's Amended and
      Restated Code of
      Regulations to increase
      the maximum allowable
      number of Directors of the
      Company from nine to fifteen.

                                    (If you have written in the
3.    Election of eight Directors    above space, please mark the
      for a one year term.           corresponding box on the
                                     reverse of this card.)
      Nominees: John W. Alexander,
      Rod F. Dammeyer, F. Philip
      Handy, Marc Lasry, Robert L.
      Lawrence, Randy Michaels,
      David M. Schulte, and Samuel
      Zell.

4.    To act in accordance with
      their best judgment on
      any other business which
      may properly come before
      the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.
                                                      SEE REVERSE
                                                         SIDE

  X    Please mark your votes                SHARES IN YOUR NAME
       as in this example.

                                            FOR  AGAINST  ABSTAIN
                  1. Proposal to amend
                     the Company's Amended
                     and Restated Articles
                     of Incorporation
                     increasing the number
                     of authorized shares
                     of Common Stock of the
                     Company from 40,000,000
                     shares to 100,000,000
                     shares.

                  2. Proposal to amend the
                     Company's Amended and
                     Restated Code of
                     Regulations to increase
                     the maximum allowable
                     number of Directors of
                     the Company from nine
                     to fifteen.


                                                    FOR    WITHHELD
                  3. Election of Directors
                     (SEE REVERSE)

                     For, except vote withheld from the following nominee(s):



                                              FOR  AGAINST ABSTAIN
                  4. To act in accordance
                     with their best
                     judgment on any other
                     business which may
                     properly come before
                     the meeting.

                          Change
                            of
                         Address

                          Attend
                         Meeting


SIGNATURE(S)                                  DATE


SIGNATURE(S)                                  DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.